Filed by City Holding Company
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12
under the Securities Exchange Act of 1934
Subject Company: Poage Bankshares, Inc.
Commission File No.: 001-35295
NEWS RELEASE

For Immediate Release
July 19, 2018

For Further Information Contact:
David L Bumgarner, Chief Financial Officer and Senior Vice President
(304) 769-1169

City Holding Company Announces Record Quarterly Results

Charleston, West Virginia - City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $4.4 billion bank holding company headquartered in Charleston, today announced record quarterly net income of $21.0 million and diluted earnings of $1.35 per share.

Highlights of the Company’s second quarter performance and results included the following:

•	Return on assets and return on tangible equity of 2.00% and 19.9%, respectively.

•
Reported net interest income increased $2.3 million from the quarter ended June 30, 2017, while net interest income exclusive of accretion from fair value adjustments increased $2.6 million from the quarter ended June 30, 2017.

•	Reported a recovery of loan loss provision of $2.1 million.

•	Received the highest ranking in customer satisfaction in the north central region in J.D. Power’s 2018 U.S. Retail Banking Satisfaction Study.

Net Interest Income

The Company’s net interest income increased from $32.6 million during the first quarter of 2018 to $33.6 million during the second quarter of 2018. The Company’s tax equivalent net interest income increased $0.9 million, or 2.8%, from $32.8 million during the first quarter of 2018 to $33.7 million during the second quarter of 2018. Higher yields on commercial and residential real estate loans increased net interest income $1.3 million from the quarter ended March 31, 2018. This increase was partially offset by increased interest expense as a result of higher interest rates on interest bearing liabilities of $0.5 million. The Company’s reported net interest margin improved from 3.51% for the first quarter of 2018 to 3.56% for the second quarter of 2018. Excluding the favorable impact of the accretion from the fair value adjustments, the net interest margin would have been 3.48% for the quarter ended March 31, 2018 and 3.52% for the quarter ended June 30, 2018.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned increased from 0.43% at March 31, 2018 to 0.53% at June 30, 2018. Total nonperforming assets increased from $13.6 million at March 31, 2018 to $16.9 million at June 30, 2018. Nonperforming assets increased during the second quarter of 2018 as a direct result of two specific credits that are each secured by high value residential real estate properties. We anticipate no losses on these two credits. Total past due loans remained flat at $8.2 million, or 0.26% of total loans outstanding, at June 30, 2018.

As a result of the Company’s quarterly analysis of the adequacy of the Allowance for Loan Losses (“ALLL”), the Company recorded a recovery of loan losses of $2.1 million in the second quarter of 2018, compared to a provision for loan losses of $0.5 million for the comparable period in 2017 and a provision for loan losses of $0.2 million for the first quarter of 2018. During the second quarter of 2018, City National Bank of WV (“City National”), a subsidiary of the Company, liquidated repossessed assets associated with the Kentucky Fuels Corporation credit. As a result of the proceeds from this liquidation, City National recovered $1.3 million related to this credit. As of June 30, 2018, Kentucky Fuels Corporation’s remaining contractual balance with City National Bank is $1.3 million, but there is no recorded book balance associated with this loan. Additionally, as a result of this recovery, the historical loss rate used to compute the allowance not specifically allocated to individual credits in the Company’s commercial and industrial mining and energy sector (per North American Industry Classification System (NAICS)) improved and an additional release of reserve of $1.7 million was recognized in the second quarter of 2018. Exclusive of these events, the Company recorded a provision for loan losses of $0.9 million in the second quarter of 2018 which reflects changes in the quality of the portfolio. Changes in the amount of the provision and related allowance are based on the Company’s detailed systematic methodology and are directionally consistent with changes in the composition and quality of the Company’s loan portfolio. The Company believes its methodology for determining the adequacy of its ALLL adequately provides for probable losses inherent in the loan portfolio and produces a provision and allowance for loan losses that is directionally consistent with changes in asset quality and loss experience.

Non-interest Income

Non-interest income increased from $14.9 million for the second quarter of 2017 to $15.6 million for the second quarter of 2018. This increase was mainly due to an increase in other income of $0.5 million due to unrealized fair market value gains in equity securities, increased service charges of $0.2 million, or 3.5%, and an increase in bankcard revenues of $0.2 million, or 3.7%. These increases were partially offset by a decrease in bank owned life insurance of $0.2 million.

Non-interest Expenses

Non-interest expenses increased $0.7 million, from $24.2 million in the second quarter of 2017 to $24.9 million in the second quarter of 2018. This increase was primarily due to an increase in salaries and employee benefits of $0.8 million which was largely due to annual salary adjustments, including an adjustment to wages for approximately 50% of the Company’s employees late in the first quarter of 2018 to make salaries more competitive in today’s employment environment. This increase was partially offset by a decrease in occupancy expense of $0.1 million and equipment and software related expenses of $0.1 million.

Balance Sheet Trends

Loan balances have increased $28.1 million (0.9%) from December 31, 2017 to $3.16 billion at June 30, 2018. Commercial real estate loans increased $16.9 million (1.3%), commercial and industrial loans increased $5.2 million (2.5%) and residential real estate loans increased $4.6 million (0.3%).

Total average depository balances increased $71.2 million, or 2.1%, from the quarter ended March 31, 2018 to the quarter ended June 30, 2018. The Company experienced increases in time deposits ($27.1 million), noninterest-bearing demand deposits ($23.4 million), savings deposits ($15.7 million), and interest-bearing deposits ($5.1 million).

Income Tax Expense

The Company’s effective income tax rate for the second quarter of 2018 was 20.3% compared to 40.2% for the year ended December 31, 2017, and 31.7% for the quarter ended June 30, 2017. On December 22, 2017, the President signed the Tax Cuts and Jobs Act (“TCJA”) into law. Among other things, the TCJA reduced the corporate income tax rate from 35% to 21%, effective January 1, 2018. As a result of this decrease in the corporate income tax rate, the Company reassessed its deferred tax assets and liabilities, which resulted in a charge to earnings in the fourth quarter of 2017 of $7.1 million. Exclusive of this item, the Company’s tax rate from operations was 32.7% for the year ended December 31, 2017. The effective rate for the second quarter of 2018 is based upon the Company’s expected tax rate for the year ended December 31, 2018.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 92.2% and the loan to asset ratio was 72.1% at June 30, 2018. The Company maintained investment securities totaling 14.7% of assets as of the same date. The Company’s deposit mix is weighted toward checking and saving accounts that fund 52.3% of assets at June 30, 2018. Time deposits fund 25.9% of assets at June 30, 2018, but very few of these deposits are in accounts that have balances of more than $250,000, reflecting the core retail orientation of the Company.

The Company is also strongly capitalized. The Company’s tangible equity ratio decreased from 10.5% at December 31, 2017 to 9.9% at June 30, 2018. At June 30, 2018, City National Bank’s Leverage Ratio was 9.24%, its Common Equity Tier I ratio was 13.26%, its Tier I Capital ratio was 13.26%, and its Total Risk-Based Capital ratio was 13.87%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On June 27, 2018, the Board approved a quarterly cash dividend of $0.46 cents per share payable July 31, 2018, to shareholders of record as of July 13, 2018. During the quarter ended June 30, 2018, the Company repurchased 10,000 common shares at a weighted average price of $69.26 per share as part of a one million share repurchase plan authorized by the Board of Directors in September 2014. As of June 30, 2018, the Company could repurchase approximately 188,000 shares under the current plan.

City Holding Company is the parent company of City National Bank of West Virginia. City National Bank operates 86 branches across West Virginia, Virginia, Kentucky and Ohio.

On July 11, 2018 the Company announced that it had concurrently executed two separate definitive agreements to acquire Poage Bankshares, Inc., (“Poage”), of Ashland, Kentucky and its principal banking subsidiary, Towne Square Bank and Farmers Deposit Bancorp, Inc., (“Farmers Deposit”), of Cynthiana, Kentucky and its principal banking subsidiary, Farmers Deposit Bank. The proposed mergers are expected to close in the fourth quarter of 2018 and the core data system conversions are also targeted to occur in the fourth quarter of 2018. Consummation of the respective mergers is subject to receipt of required regulatory approvals, the approval by the shareholders of Poage and Farmers Deposit, and the completion of other customary closing conditions. Merger expenses are estimated at $18 million (pre-tax) for the Poage transaction and a $6 million (pre-tax) for the Farmers Deposit transaction, while core deposit intangibles are estimated at $4 million for Poage and $1.5 million for Farmers Deposit. Each of the Poage and Farmers Deposit transactions are not conditional upon each other.

During the second quarter of 2018, City National Bank received the highest ranking in customer satisfaction in the north central region in J.D. Power’s 2018 U.S. Retail Banking Satisfaction Study. City National Bank outscored all banks in the north central region, which includes West Virginia, Kentucky, Ohio, Indiana, and Michigan.

Important Information for Investors and Poage Shareholders:

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities of City or a solicitation of any vote or approval. City will file a registration statement on Form S-4 and other documents regarding the proposed transaction referenced in this press release related to the Poage transaction with the Securities and Exchange Commission (“SEC”) to register the shares of City’s common stock to be issued to the shareholders of Poage. The registration statement will include a proxy statement/prospectus, which will be sent to the shareholders of Poage in advance of its special meetings of shareholders to be held to consider the proposed Poage merger. Before making any voting or investment decision investors and security holders are urged to read the proxy statement/prospectus and any other relevant documents to be filed with the SEC in connection with the proposed Poage transaction because they contain important information about the City, Poage and the proposed transaction. Shareholders are also urged to carefully review and consider each of City’s and Poage’s public filings with the SEC, including, but not limited to, their Annual Reports or Form 10-K, their Quarterly Reports or Form 10-Q, their Current Reports or Form 8-K and their proxy statements. Investors and security holders may obtain a free copy of these documents (when available) through the website maintained by the SEC at www.sec.gov. These documents may also be obtained, without charge, from City at www.bankatcity.com under the tab “Investors” or by directing a request to City Holding Company, 25 Gatewater Road P.O. Box 7520, Charleston, West Virginia 25356, Attn.: Investor Relations, or from Poage at www.townswquarebank.com under the tab “Investor Relations” or by directing a request to Poage Bankshares, Inc., 1500 Carter Avenue, Ashland, Kentucky 41101, Attn.: Investor Relations.

Poage and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Poage in connection with the proposed Poage merger. Information about the directors and executive officers of Poage is set forth in the proxy statement for Poage’s 2018 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on April 13, 2018. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed Poage merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such information involves risks and uncertainties that could result in the Company's actual results differing materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may incur increased charge-offs in the future; (3) the Company could have adverse legal actions of a material nature; (4) the Company may face competitive loss of customers; (5) the Company may be unable to manage its expense levels; (6) the Company may have difficulty retaining key employees; (7) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (8) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (9) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; (10) the Company may experience difficulties growing loan and deposit balances; (11) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments; (12) the effects of the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the regulations promulgated and to be promulgated thereunder, which may subject the Company and its subsidiaries to a variety of new and more stringent legal and regulatory requirements which adversely affect their respective businesses; (13) the impact of new minimum capital thresholds established as a part of the implementation of Basel III; and (14) other risk factors relating to the banking industry or the Company as detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including those risk factors included in the disclosures under the heading “ITEM 1A Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its June 30, 2018 Form 10-Q. The Company will continue to evaluate the impact of any subsequent events on the preliminary June 30, 2018 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2018	2018	2017	2017	2017	2018	2017

Earnings
Net Interest Income (FTE)	$33,760	$32,834	$32,760	$32,384	$31,632	$66,594	$62,436
Net Income available to common shareholders	20,979	17,616	9,669	13,932	14,688	38,590	30,714

Per Share Data
Earnings per share available to common shareholders:
Basic	$1.36	$1.13	$0.62	$0.89	$0.94	$2.49	$1.98
Diluted	1.35	1.13	0.62	0.89	0.94	2.48	1.98
Weighted average number of shares:
Basic	15,326	15,414	15,472	15,485	15,462	15,370	15,344
Diluted	15,345	15,436	15,497	15,505	15,487	15,390	15,369
Period-end number of shares	15,452	15,439	15,618	15,618	15,617	15,452	15,617
Cash dividends declared	$0.46	$0.46	$0.46	$0.44	$0.44	$0.92	$0.88
Book value per share (period-end)	32.60	31.86	32.17	32.03	31.54	32.6	31.54
Tangible book value per share (period-end)	27.53	26.78	27.14	26.99	26.49	27.53	26.49
Market data:
High closing price	$78.44	$72.87	$73.98	$71.91	$72.78	$78.44	$72.78
Low closing price	67.95	65.03	65.5	59.94	61.34	65.03	60.86
Period-end closing price	75.23	68.56	67.47	71.91	65.87	75.23	65.87
Average daily volume	60	56	66	54	56	58	56
Treasury share activity:
Treasury shares repurchased	10	204	—	—	—	214	—
Average treasury share repurchase price	$69.26	$68.50	$—	$—	$—	$68.54	$—
Common share issuance:
Common shares issued (in thousands)	—	—	—	—	—	—	441
Average common share issue price (a)	$—	$—	$—	$—	$—	$—	$64.48

Key Ratios (percent)
Return on average assets	2.00%	1.69%	0.94%	1.37%	1.43%	1.85%	1.51%
Return on average tangible equity	19.90%	16.70%	9.00%	13.20%	14.20%	18.30%	15.30%
Yield on interest earning assets	4.15%	4.05%	3.95%	3.92%	3.90%	4.10%	3.89%
Cost of interest bearing liabilities	0.76%	0.69%	0.64%	0.61%	0.56%	0.73%	0.55%
Net Interest Margin	3.56%	3.51%	3.46%	3.45%	3.46%	3.54%	3.46%
Non-interest income as a percent of total revenue	31.70%	30.70%	32.20%	31.30%	32.30%	31.30%	32.10%
Efficiency Ratio (a)	50.40%	52.60%	47.70%	51.80%	52.00%	51.50%	53.40%

Price/Earnings Ratio (b)	13.88	15.17	27.3	20.2	17.52	15.13	16.63

Capital (period-end)
Average Shareholders' Equity to Average Assets	11.88%	12.05%	12.34%	12.29%	11.99%
Tangible equity to tangible assets	9.90%	10.03%	10.45%	10.49%	10.40%
Consolidated City Holding Company risk based capital ratios (c):
CET I	15.49%	15.08%	15.10%	15.08%	14.88%
Tier I	16.05%	15.64%	15.66%	15.65%	15.45%
Total	16.65%	16.31%	16.34%	16.40%	16.17%
Leverage	11.13%	10.90%	11.00%	11.05%	10.79%
City National Bank risk based capital ratios (c):
CET I	13.26%	12.59%	11.93%	12.74%	12.27%
Tier I	13.26%	12.59%	11.93%	12.74%	12.27%
Total	13.87%	13.25%	12.61%	13.44%	12.96%
Leverage	9.24%	8.81%	8.43%	9.04%	8.62%

Other
Branches	86	86	86	86	85
FTE	849	832	839	835	839

Assets per FTE	$5,152	$5,048	$4,925	$4,910	$4,836
Deposits per FTE	4,030	4,143	3,952	3,900	3,907

(a) The common share issue price is presented net of commissions and excludes one-time offering costs.
(b) The price/earnings ratio is computed based on annualized quarterly earnings.
(c) June 30, 2018 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2018	2018	2017	2017	2017	2018	2017
Interest Income
Interest and fees on loans	$34,292	$32,918	$32,529	$32,004	$31,115	$67,210	$61,219
Interest on investment securities:
Taxable	4,117	3,981	3,797	3,666	3,480	8,098	6,924
Tax-exempt	710	703	692	665	686	1,413	1,349
Interest on deposits in depository institutions	61	42	35	31	17	103	20
Total Interest Income	39,180	37,644	37,053	36,366	35,298	76,824	69,512

Interest Expense
Interest on deposits	4,918	4,326	3,941	3,796	3,660	9,244	7,088
Interest on short-term borrowings	459	460	522	349	187	919	344
Interest on long-term debt	230	211	201	195	189	441	370
Total Interest Expense	5,607	4,997	4,664	4,340	4,036	10,604	7,802
Net Interest Income	33,573	32,647	32,389	32,026	31,262	66,220	61,710
Provision for loan losses	(2,064)	181	422	1,393	510	(1,882)	1,191
Net Interest Income After Provision for Loan Losses	35,637	32,466	31,967	30,633	30,752	68,102	60,519

Non-Interest Income
Gains on sale of investment securities	—	—	200	—	—	—	4,276
Service charges	7,323	6,862	7,355	7,415	7,074	14,185	13,805
Bankcard revenue	4,532	4,334	4,316	4,291	4,372	8,866	8,512
Trust and investment management fee income	1,645	1,568	1,800	1,471	1,612	3,214	2,998
Bank owned life insurance	722	821	1,241	774	968	1,543	2,197
Other income	1,389	907	655	660	895	2,297	1,642
Total Non-Interest Income	15,611	14,492	15,567	14,611	14,921	30,105	33,430

Non-Interest Expense
Salaries and employee benefits	13,551	13,241	11,845	12,580	12,780	26,792	25,948
Occupancy related expense	2,346	2,404	2,195	2,426	2,462	4,750	4,935
Equipment and software related expense	1,895	1,831	1,897	1,940	2,004	3,727	3,895
FDIC insurance expense	313	315	318	328	328	627	703
Advertising	849	787	711	689	781	1,636	1,514
Bankcard expenses	1,064	1,076	960	1,051	970	2,139	1,913
Postage, delivery, and statement mailings	515	578	518	517	504	1,093	1,059
Office supplies	329	313	355	377	345	643	706

Legal and professional fees	475	450	563	504	440	925	889
Telecommunications	441	500	517	494	492	941	976
Repossessed asset losses, net of expenses	112	370	145	107	147	482	482
Other expenses	3,021	3,072	2,869	3,296	2,920	6,099	5,756
Total Non-Interest Expense	24,911	24,937	22,893	24,309	24,173	49,854	48,776
Income Before Income Taxes	26,337	22,021	24,641	20,935	21,500	48,353	45,173
Income tax expense	5,358	4,405	14,972	7,003	6,812	9,763	14,459
Net Income Available to Common Shareholders	$20,979	$17,616	$9,669	$13,932	$14,688	$38,590	$30,714

Distributed earnings allocated to common shareholders	$7,039	$7,023	$7,106	$6,797	$6,797	$14,077	$13,594
Undistributed earnings allocated to common shareholders	13,729	10,398	2,454	6,981	7,733	24,136	16,787
Net earnings allocated to common shareholders	$20,768	$17,421	$9,560	$13,778	$14,530	$38,213	$30,381

Average common shares outstanding	15,326	15,414	15,472	15,485	15,462	15,370	15,344
Shares for diluted earnings per share	15,345	15,436	15,497	15,505	15,487	15,390	15,369

Basic earnings per common share	$1.36	$1.13	$0.62	$0.89	$0.94	$2.49	$1.98
Diluted earnings per common share	$1.35	$1.13	$0.62	$0.89	$0.94	$2.48	$1.98

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Assets
Cash and due from banks	$240,483	$97,495	$54,450	$54,281	$54,577
Interest-bearing deposits in depository institutions	25,041	26,283	28,058	28,884	27,783
Cash and cash equivalents	265,524	123,778	82,508	83,165	82,360

Investment securities available-for-sale, at fair value	552,603	545,628	550,389	525,633	504,660
Investment securities held-to-maturity, at amortized cost	60,030	62,277	64,449	66,989	69,798
Other securities	28,920	22,165	14,147	15,988	16,039
Total investment securities	641,553	630,070	628,985	608,610	590,497

Gross loans	3,155,468	3,137,681	3,127,410	3,105,912	3,083,767
Allowance for loan losses	(16,876)	(18,381)	(18,836)	(19,554)	(19,063)
Net loans	3,138,592	3,119,300	3,108,574	3,086,358	3,064,704

Bank owned life insurance	104,773	104,052	103,440	102,706	101,960
Premises and equipment, net	72,482	72,920	72,682	72,334	72,809
Accrued interest receivable	9,348	9,528	9,223	9,236	8,122
Net deferred tax assets	14,528	14,467	11,913	22,355	22,944
Intangible assets	78,342	78,468	78,595	78,730	78,865
Other assets	49,241	47,432	36,361	36,060	35,138
Total Assets	$4,374,383	$4,200,015	$4,132,281	$4,099,554	$4,057,399

Liabilities
Deposits:
Noninterest-bearing	$684,614	$703,209	$666,639	$669,876	$688,223
Interest-bearing:
Demand deposits	785,933	816,976	769,245	711,121	722,440
Savings deposits	817,547	816,245	796,275	799,592	797,552
Time deposits	1,133,684	1,110,532	1,083,475	1,075,945	1,069,932
Total deposits	3,421,778	3,446,962	3,315,634	3,256,534	3,278,147
Short-term borrowings
Federal Funds purchased	181,375	—	54,000	79,800	46,400
Customer repurchase agreements	196,635	195,375	198,219	201,664	177,904
Long-term debt	16,495	16,495	16,495	16,495	16,495
Other liabilities	54,346	49,306	45,426	44,746	45,946
Total Liabilities	3,870,629	3,708,138	3,629,774	3,599,239	3,564,892

Stockholders' Equity
Preferred stock	—	—	—	—	—
Common stock	47,619	47,619	47,619	47,619	47,619
Capital surplus	140,091	140,547	140,960	140,381	139,972
Retained earnings	471,515	457,650	444,481	441,001	433,944
Cost of common stock in treasury	(136,520)	(137,420)	(124,909)	(124,909)	(124,943)
Accumulated other comprehensive loss:
Unrealized gain on securities available-for-sale	(13,918)	(11,486)	(611)	883	575
Underfunded pension liability	(5,033)	(5,033)	(5,033)	(4,660)	(4,660)
Total Accumulated Other Comprehensive Loss	(18,951)	(16,519)	(5,644)	(3,777)	(4,085)
Total Stockholders' Equity	503,754	491,877	502,507	500,315	492,507
Total Liabilities and Stockholders' Equity	$4,374,383	$4,200,015	$4,132,281	$4,099,554	$4,057,399

Regulatory Capital
Total CET 1 capital	$444,869	$430,044	$430,154	$426,057	$418,449
Total tier 1 capital	460,869	446,044	446,154	442,057	434,449
Total risk-based capital	478,255	464,936	465,292	463,198	454,832
Total risk-weighted assets	2,871,561	2,851,330	2,842,453	2,824,751	2,812,443

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017

Residential real estate (1)	$1,472,916	$1,465,215	$1,468,278	$1,465,942	$1,455,578
Home equity - junior liens	139,245	138,477	139,499	139,702	139,534
Commercial and industrial	213,687	204,592	208,484	204,722	197,429
Commercial real estate (2)	1,294,489	1,296,304	1,277,576	1,260,906	1,256,736
Consumer	31,137	29,570	29,162	30,323	30,860
DDA overdrafts	3,994	3,523	4,411	4,317	3,630
Gross Loans	$3,155,468	$3,137,681	$3,127,410	$3,105,912	$3,083,767

Construction loans included in:
(1) - Residential real estate loans	$21,662	$26,610	$25,270	$19,849	$12,056
(2) - Commercial real estate loans	28,567	30,857	28,871	24,318	20,204

Secondary Mortgage Loan Activity
Mortgage loans originated	$3,263	$2,606	$2,593	$4,474	$5,433
Mortgage loans sold	3,137	2,874	2,975	4,732	5,465
Mortgage loans gain on loans sold	84	79	79	128	142

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2017	2017	2018	2017
Allowance for Loan Losses
Balance at beginning of period	$18,381	$18,836	$19,554	$19,063	$19,209	$18,836	$19,730

Charge-offs:
Commercial and industrial	(385)	(339)	(250)	(40)	(57)	(724)	(110)
Commercial real estate	(118)	(157)	(156)	(282)	(102)	(275)	(282)
Residential real estate	(96)	(124)	(342)	(411)	(258)	(220)	(884)
Home equity	(33)	(78)	(147)	(17)	(118)	(111)	(239)
Consumer	(255)	(99)	(13)	(18)	(23)	(354)	(29)
DDA overdrafts	(636)	(636)	(725)	(718)	(635)	(1,272)	(1,271)
Total charge-offs	(1,523)	(1,433)	(1,633)	(1,486)	(1,193)	(2,956)	(2,815)

Recoveries:
Commercial and industrial	1,476	2	1	2	53	1,478	55
Commercial real estate	149	223	20	60	21	372	32
Residential real estate	53	106	8	130	131	159	156
Home equity	—	—	—	45	—	—	—
Consumer	59	46	17	21	14	105	25
DDA overdrafts	345	420	447	326	319	765	690
Total recoveries	2,082	797	493	584	538	2,879	958

Net charge-offs	559	(636)	(1,140)	(903)	(655)	(77)	(1,857)
Provision for (recovery of) acquired loans	(13)	—	122	—	58	(13)	39
Provision for loan losses	(2,051)	181	300	1,393	451	(1,870)	1,151
Balance at end of period	$16,876	$18,381	$18,836	$19,554	$19,063	$16,876	$19,063

Loans outstanding	$3,155,468	$3,137,681	$3,127,410	$3,105,912	$3,083,767
Allowance as a percent of loans outstanding	0.53%	0.59%	0.6%	0.63%	0.62%
Allowance as a percent of non-performing loans	127.6%	189.9%	178.4%	182.8%	177.6%

Average loans outstanding	$3,138,146	$3,133,804	$3,110,084	$3,089,793	$3,073,255	$3,135,987	$3,064,665
Net charge-offs (annualized) as a percent of average loans outstanding	(0.07)%	0.08%	0.15%	0.12%	0.09%	—%	0.12%

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information, Continued
(Unaudited) ($ in 000s)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Nonaccrual Loans
Residential real estate	$3,783	$3,331	$2,814	$2,556	$1,608
Home equity	168	135	168	92	153
Commercial and industrial	863	1,063	1,345	1,325	1,571
Commercial real estate	7,707	5,061	5,970	6,700	7,250
Consumer	557	—	—	—	—
Total nonaccrual loans	13,078	9,590	10,297	10,673	10,582
Accruing loans past due 90 days or more	145	91	262	22	150
Total non-performing loans	13,223	9,681	10,559	10,695	10,732
Other real estate owned	3,636	3,912	3,585	3,995	4,204
Total non-performing assets	$16,859	$13,593	$14,144	$14,690	$14,936

Non-performing assets as a percent of loans and other real estate owned	0.53%	0.43%	0.45%	0.47%	0.48%

Past Due Loans
Residential real estate	$5,998	$5,641	$6,718	$5,295	$5,648
Home equity	583	616	851	873	628
Commercial and industrial	624	61	692	304	259
Commercial real estate	402	1,520	2,086	520	819
Consumer	34	21	42	26	70
DDA overdrafts	525	432	575	551	527
Total past due loans	$8,166	$8,291	$10,964	$7,569	$7,951

Total past due loans as a percent of loans outstanding	0.26%	0.26%	0.35%	0.24%	0.26%

Troubled Debt Restructurings ("TDRs") (period-end)
Accruing:
Residential real estate	$20,424	$20,786	$21,005	$20,741	$20,647
Home equity	3,156	3,015	3,047	2,947	3,146
Commercial and industrial	119	125	135	31	35
Commercial real estate	8,279	8,324	8,381	8,427	8,483
Consumer	—	—	—	—	—
Total accruing TDRs	$31,978	$32,250	$32,568	$32,146	$32,311

Non-Accruing
Residential real estate	$307	$256	84	$47	$154
Home equity	40	40	50	—	—
Commercial and industrial	—	—	—	—	—
Commercial real estate	—	—	—	—	—
Consumer	—	—	—	—	—
Total non-accruing TDRs	$347	$296	$134	$47	$154

Total TDRs	$32,325	$32,546	$32,702	$32,193	$32,465

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	June 30, 2018			March 31, 2018			June 30, 2017
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,602,103	$16,951	4.24%	$1,603,911	$16,479	4.17%	$1,589,748	$15,732	3.97%
Commercial, financial, and agriculture (2)	1,501,618	16,578	4.43%	1,496,817	15,608	4.23%	1,448,535	14,562	4.03%
Installment loans to individuals (2), (3)	34,425	516	6.01%	33,076	504	6.18%	34,972	535	6.14%
Previously securitized loans (4)	***	246	***	***	327	***	***	285	***
Total loans	3,138,146	34,291	4.38%	3,133,804	32,918	4.26%	3,073,255	31,114	4.06%
Securities:
Taxable	541,990	4,117	3.05%	536,714	3,981	3.01%	478,179	3,480	2.92%
Tax-exempt (5)	91,135	898	3.95%	91,722	890	3.94%	89,320	1,056	4.74%
Total securities	633,125	5,015	3.18%	628,436	4,871	3.14%	567,499	4,536	3.21%
Deposits in depository institutions	29,164	61	0.84%	29,648	42	0.57%	28,961	17	0.24%
Total interest-earning assets	3,800,435	39,367	4.15%	3,791,888	37,831	4.05%	3,669,715	35,667	3.90%
Cash and due from banks	92,426			71,480			132,331
Premises and equipment, net	72,889			72,716			73,555
Other assets	255,719			245,721			248,716
Less: Allowance for loan losses	(18,215)			(19,420)			(19,809)
Total assets	$4,203,254			$4,162,385			$4,104,508

Liabilities:
Interest-bearing demand deposits	$787,554	$445	0.23%	$782,499	$357	0.19%	$710,091	$160	0.09%
Savings deposits	817,187	453	0.22%	801,504	341	0.17%	879,643	352	0.16%
Time deposits (2)	1,123,261	4,020	1.44%	1,096,157	3,628	1.34%	1,066,047	3,147	1.18%
Short-term borrowings	208,939	459	0.88%	236,605	460	0.79%	199,224	187	0.38%
Long-term debt	16,495	230	5.59%	16,495	211	5.19%	16,495	189	4.60%
Total interest-bearing liabilities	2,953,436	5,607	0.76%	2,933,260	4,997	0.69%	2,871,500	4,035	0.56%
Noninterest-bearing demand deposits	704,546			681,150			703,259
Other liabilities	45,933			46,426			37,633
Stockholders' equity	499,339			501,549			492,116
Total liabilities and
stockholders' equity	$4,203,254			$4,162,385			$4,104,508
Net interest income		$33,760			$32,834			$31,632
Net yield on earning assets			3.56%			3.51%			3.46%

(1) For purposes of this table, non-accruing loans have been included in average balances and loan fees, which are immaterial, have been included in interest income.

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the acquisitions of Virginia Savings Bancorp ("Virginia Savings"), Community Financial Corporation ("Community") and American Founders Banks, Inc. ("AFB"):

Residential real estate	$130	$110	$144
Commercial, financial, and agriculture	238	150	496
Installment loans to individuals	4	10	5
	$372	$270	$645

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21% for the period ending June 30, 2018 & March 31, 2018 and 35% for the period ending June 30, 2017.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Six Months Ended
	June 30, 2018			June 30, 2017
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,601,554	$33,431	4.21%	$1,590,528	$31,211	3.96%
Commercial, financial, and agriculture (2)	1,500,698	32,186	4.33%	1,438,764	28,146	3.94%
Installment loans to individuals (2), (3)	33,735	1,020	6.1%	35,374	1,130	6.44%
Previously securitized loans (4)	***	573	***	***	732	***
Total loans	3,135,987	67,210	4.32%	3,064,665	61,219	4.03%
Securities:
Taxable	539,366	8,098	3.03%	468,292	6,924	2.98%
Tax-exempt (5)	91,427	1,789	3.95%	87,065	2,075	4.81%
Total securities	630,793	9,887	3.16%	555,357	8,999	3.27%
Deposits in depository institutions	29,405	102	0.7%	22,927	20	0.18%
Total interest-earning assets	3,796,185	77,199	4.1%	3,642,949	70,238	3.89%
Cash and due from banks	82,011			107,120
Premises and equipment, net	72,803			74,159
Other assets	250,748			251,034
Less: Allowance for loan losses	(18,814)			(19,979)
Total assets	$4,182,933			$4,055,283

Liabilities:
Interest-bearing demand deposits	$785,041	$802	0.21%	$709,267	$317	0.09%
Savings deposits	809,389	794	0.2%	855,774	676	0.16%
Time deposits (2)	1,109,784	7,649	1.39%	1,059,171	6,095	1.16%
Short-term borrowings	222,696	919	0.83%	197,435	344	0.35%
Long-term debt	16,495	441	5.39%	16,495	370	4.52%
Total interest-bearing liabilities	2,943,405	10,605	0.73%	2,838,142	7,802	0.55%
Noninterest-bearing demand deposits	692,912			696,787
Other liabilities	46,178			40,628
Stockholders' equity	500,438			479,726
Total liabilities and
stockholders' equity	$4,182,933			$4,055,283
Net interest income		$66,594			$62,436
Net yield on earning assets			3.54%			3.46%

(1) For purposes of this table, non-accruing loans have been included in average balances and loan fees, which are immaterial, have been included in interest income.

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the acquisitions of Virginia Savings Bancorp ("Virginia Savings"), Community Financial Corporation ("Community") and American Founders Banks, Inc. ("AFB"):

Residential real estate	240	282
Commercial, financial, and agriculture	388	671
Installment loans to individuals	14	14
Time deposits	—	16
	$642	$983

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21% for the six months ended June 30, 2018 and 35% for the six months ended June 30, 2017.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2018	2018	2017	2017	2017	2018	2017
Net Interest Income/Margin
Net interest income ("GAAP")	$33,573	$32,647	$32,389	$32,026	$31,262	$66,220	$61,710
Taxable equivalent adjustment	187	187	371	358	370	374	726
Net interest income, fully taxable equivalent	$33,760	$32,834	$32,760	$32,384	$31,632	$66,594	$62,436

Average interest earning assets	$3,800,435	$3,791,888	$3,759,675	$3,719,692	$3,669,715	$3,796,185	$3,642,949

Net Interest Margin	3.56%	3.51%	3.46%	3.45%	3.46%	3.54%	3.46%
Accretion related to fair value adjustments	(0.04)%	(0.03)%	(0.06)%	(0.04)%	(0.04)%	(0.03)%	(0.05)%
Net Interest Margin (excluding accretion)	3.52%	3.48%	3.39%	3.42%	3.42%	3.5%	3.4%

Tangible Equity Ratio (period end)
Equity to assets ("GAAP")	11.52%	11.71%	12.16%	12.2%	12.14%
Effect of goodwill and other intangibles, net	(1.61)%	(1.68)%	(1.7)%	(1.72)%	(1.74)%
Tangible common equity to tangible assets	9.9%	10.03%	10.45%	10.49%	10.4%

Return on tangible equity ("GAAP")	19.94%	16.66%	8.99%	13.17%	14.22%	18.29%	15.33%
Impact of effective tax rate decrease on deferred taxes	—%	—%	6.57%	—%	—%	—%	—%
Return on tangible equity, excluding impact of effective tax rate decrease on deferred taxes	19.94%	16.66%	15.56%	13.17%	14.22%	18.29%	15.33%

Return on assets ("GAAP")	2.00%	1.69%	0.94%	1.37%	1.43%	1.85%	1.51%
Impact of effective tax rate decrease on deferred taxes	—%	—%	0.68%	—%	—%	—%	—%
Return on Assets, excluding impact of effective tax rate decrease on deferred taxes	2.00%	1.69%	1.62%	1.37%	1.43%	1.85%	1.51%

Effective Income Tax Rate
Effective tax rate ("GAAP")	20.3%	20%	60.8%	33.5%	31.7%	20.2%	32%
Impact of FIN 48 adjustments	—%	—%	1.34%	—%	—%	—%	—%
Impact of effective tax rate decrease on deferred taxes	—%	—%	(28.69)%	—%	—%	—%	—%
Effective tax rate, excluding FIN 48 and impact of effective tax rate decrease on deferred taxes	20.3%	20%	33.4%	33.5%	31.7%	20.2%	32%